Exhibit 1.1

[—] Shares

LENDINGCLUB CORPORATION

[—] COMMON STOCK

$0.01 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

[—], 2014

[—], 2014

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

      as Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, New York 10036

c/o Goldman, Sachs & Co.

      200 West Street

      New York, New York 10282

Ladies and Gentlemen:

LendingClub Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for which Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman, Sachs & Co. are acting as representatives (in such capacity, the “Representatives”) and certain stockholders of the Company (the “Selling Stockholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of [—] shares of the common stock, par value $0.01 per share of the Company (the “Firm Shares”), of which [—] shares are to be issued and sold by the Company and [—] shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional [—] shares of its common stock, par value $0.01 per share (the “Additional Shares”) if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents, pricing information and free writing prospectuses, if any, set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

The Representatives agree that up to [—] of the Shares to be purchased by the Underwriters under this Agreement shall be reserved for sale to certain of the Company’s directors, officers, employees, investors that have invested through its marketplace as of September 30, 2014 and other individuals related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Directed Share Program shall be administered by Fidelity Capital Markets, a division of National Financial Services LLC (“Fidelity”). The Shares to be sold by Fidelity and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented after the effective time of this Agreement, if applicable, will as of the date of such amendment or supplement comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of its date and as of the Closing Date and any Option Closing Date any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective time of this Agreement, will comply as of the date of such filing in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent the concept of good standing or an equivalent concept is applicable under the laws of such jurisdiction) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The terms “subsidiary” and “subsidiaries” as used throughout this Agreement shall be deemed to include LC Trust I (the “Trust”) solely for the purposes of this Agreement.

(e) Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited liability company, limited liability partnership, limited partnership or statutory trust, as the case may be, in good standing under the laws of the jurisdiction of its organization (to the extent the concept of good standing or an equivalent concept is applicable under the laws of such jurisdiction), has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable under the laws of such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each such subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or one of its wholly owned subsidiaries (except for directors’ qualifying or substantially similar shares), free and clear of all material liens, encumbrances, equities or claims, except as described in the Time of Sale Prospectus and Prospectus. The trustee of the Trust is duly authorized to act as trustee of the Trust pursuant to the trust agreement for the Trust.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) At the Closing Date, the authorized capital stock of the Company will conform as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable, and except as described in the Time of Sale Prospectus and Prospectus, have been issued in compliance with all federal and state securities laws.

(i) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law or (ii) the certificate of incorporation or by-laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) for such contraventions as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect or adversely affect the ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may have been previously obtained or may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement except such as have been duly waived or complied with in connection with the issuance of the Shares contemplated hereby.

(r) Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director, or officer, nor, to the Company’s knowledge, any other employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977 and the Bribery Act 2010 of the United Kingdom, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(s) The operations of the Company and its subsidiaries, and, to the actual knowledge of the Company, WebBank (solely with respect to its operations relating to the loan program with the Company), are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency

(collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t) (i) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock other than repurchases of outstanding equity awards granted pursuant to the terms of the equity compensation plans described in the Time of Sale Prospectus, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the exercise of equity awards or grants of equity awards or forfeiture of equity awards outstanding as of such respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case granted pursuant to the equity compensation plans described in the Time of Sale Prospectus), short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries in any material respect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(w) The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except where the failure to own, possess or acquire any of the foregoing would not reasonably be expected to result in a material adverse effect, and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal issuing banks, service providers, suppliers or contractors that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z) The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Except as described in the Time of Sale Prospectus or in the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(dd) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(ee) The Company has not offered, or caused Fidelity or any Underwriter to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ff) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(gg) The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) The statements in any free writing prospectus and Time of Sale Prospectus under the headings “Material U.S. Federal Tax Consequences for Non-U.S. Holders of Our Common Stock,” “Description of Capital Stock,” “Certain Relationships and Related Party Transactions,” “Business—Regulations and Licensing,” “Risk Factors—Risks Related to Our Business and Industry” and “Risk Factors—Risks Related to Compliance and Regulation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(ii) Except as described in the Time of Sale Prospectus and Prospectus, the Company and its subsidiaries and, to the actual knowledge of the Company, WebBank (solely with respect to its operations relating to the loan program with the Company), (A) are in compliance with any and all applicable laws, rules, regulations, and regulatory capital requirements or court decrees relating to the business of banking, money-lending, servicing, consumer finance, purchase finance, medical finance, consumer protection, the business of money transmission or other regulations applicable to the business of the Company as currently conducted or contemplated to be conducted, including, but not limited to, rules and regulations promulgated by the Consumer Financial Protection

Bureau (the “CFPB”) , the Utah Department of Financial Institutions, the Equal Credit Opportunity Act, the Truth in Lending Act, the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, the Consumer Protection Act, the Servicemembers Civil Relief Act, the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, the Gramm-Leach-Bliley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Corporation (the “FDIC”) and all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures or consumer credit except to the extent that the failure to comply would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or WebBank (such laws, rules and regulations, the “Regulatory Laws”), (B) have received all federal and state permits, licenses and other approvals required of them under applicable Regulatory Laws to conduct their respective businesses, except where the failure to receive such permits, licenses and other approvals would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or WebBank and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Regulatory Laws (i) could not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could not reasonably be expected to have a material adverse effect, except as set forth in or contemplated in the Time of Sale Prospectus (exclusive of any supplement or amendment thereto); and except as described in the Time of Sale Prospectus, the Company is not aware of any material changes proposed or contemplated to be made to any of the Regulatory Laws that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(jj) Except as described in the Time of Sale Prospectus, none of the Company or its subsidiaries is subject to any order or action, and to the Company’s knowledge none has been threatened with any action by any federal or state regulatory authority concerning its compliance with applicable Regulatory Laws (including, but not limited to, the failure to obtain any permit, license or approval, or to comply with the terms thereof), except for any such order, action or noncompliance that would not singly or in the aggregate (i) reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement or amendment thereto).

(kk) There are no legal or governmental proceedings, under the Regulatory Laws or otherwise, pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Time of Sale Prospectus and are not so described or of any Regulatory Laws that are required to be described in the Registration Statement or the Time of Sale Prospectus that are not described as required.

(ll) None of the transactions contemplated hereby, including the offer and sale of the Shares, will (i) result in a breach or violation of any of the Regulatory Laws or (ii) require any consent, approval, authorization, order, registration or qualification of, or filing with, any governmental agency, regulatory body, including, but not limited to, the CFPB and the FDIC, or court overseeing the Regulatory Laws, except for (A) the approval by FINRA of the underwriting terms and arrangements, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; (B) such consents as have been obtained by the Company and are in full force and effect or (C) the failure of which to obtain would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement. The Company and its subsidiaries are in material compliance with the Regulatory Laws.

(mm) Neither the Company nor any of its subsidiaries (A) is required to be registered, licensed or qualified as a “broker” or “dealer” in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission under the Exchange Act or the laws of any state or (B) directly, or indirectly through one or more intermediaries, controls or has any other association (within the meaning of Article I of the By-Laws of FINRA) with any member firm of FINRA, except in the case of (B) as described in the Time of Sale Prospectus and Prospectus.

(nn) LC Advisors, LLC (“LC Advisors”) (A) has duly registered with the Commission as an “investment adviser” as such term is defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”), (B) that registration is in effect and no order or other regulatory action has been threatened by the Commission that concerns the effectiveness of that registration or LC Advisors’ compliance with the Advisers Act or applicable regulations thereunder and (C) LC Advisor has taken all actions required to maintain the effectiveness of that registration.

(oo) Assuming the competency and capacity of a potential borrower, a loan agreement entered into through the Company’s marketplace in the form of promissory notes, constitutes a valid and binding obligation of the borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general equitable principles, (whether considered in a proceeding in equity or at law) except to the extent that the failure to comply would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally and not jointly represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and American Stock Transfer & Trust Company, LLC, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or equivalent organizational or formation documents, as applicable, (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except in the case of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(h) (A) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (B) are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the road show, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages) which appear in the Time of Sale Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each Selling Stockholder, the “Selling Stockholder Information”).

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[—] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [—] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance of shares of Common Stock by the Company in connection with the Company’s acquisition of one or more businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided, that the aggregate number of shares of Common Stock that the Company may issue or agree to issue pursuant to this clause (c) does not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, and provided, further, that all such recipients of shares of Common Stock shall execute and deliver to you, on or prior to such issuance, a “lock-up” agreement, substantially in the form of Exhibit A hereto or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) no public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the Company regarding the establishment of such plan.

Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall provide Morgan Stanley and each individual subject to the Restricted Period pursuant to the lock-up letters described in Section 6(m) with prior notice of any such announcement that gives rise to an extension of the initial Restricted Period.

If Morgan Stanley, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(m) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by (i) a press release substantially in the form of Exhibit B hereto through a major news service or (ii) any other method that satisfies the obligations described in FINRA Rule 5131(d)(2) and approved by Morgan Stanley at least two business days before the effective date of the release or waiver.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $[—] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[—] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[—] a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at approximately 10:00 a.m., New York City time, on [—], 2014, or at such other time on the same or such other date, not later than [—], 2014, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [—], 2014, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) subject to any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on each of the Closing Date or the applicable Option Closing Date, as the case may be, are subject to the condition that the Registration Statement shall have become effective not later than [—] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the applicable Option Closing Date, as the case may be:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated the Closing Date or the applicable Option Closing Date, as the case may be, and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the applicable Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the applicable Option Closing Date, as the case may be.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Fenwick & West LLP, outside counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in the form and substance satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, opinions of each of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Goodwin Procter LLP, counsel for the Selling Stockholders, each dated the Closing Date or the applicable Option Closing Date, as the case may be, in the form and substance satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of O’Melveny & Myers LLP, counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, covering such matters as the Underwriters may reasonably request.

With respect to certain provisions included in the opinions to be delivered pursuant to Section 6(c) above, Fenwick & West LLP, with respect to certain provisions included in the opinions to be delivered pursuant to Section 6(e) above, O’Melveny &

Myers LLP and with respect to certain provisions included in the opinions to be delivered pursuant to Section 6(d) above, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Goodwin Procter LLP, may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(d) above, any counsel for the Selling Stockholders may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) such counsel for such Selling Stockholder shall state in their opinion that they are justified in relying on each such other opinion.

The opinions of Fenwick & West LLP and the counsel for the Selling Stockholders described in Sections 6(c) and 6(d) above (and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

(f) The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Arnold & Porter LLP, regulatory counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in the form and substance satisfactory to the Representatives.

(g) The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of K&L Gates LLP, special counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in the form and substance satisfactory to the Representatives.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, and as of the applicable Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date or the applicable Option Closing Date, as the case may be, shall use a “cut-off date” not earlier than the date hereof.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, and as of the applicable Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Grant Thornton LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, and as of the applicable Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Armanino LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k) The Underwriters shall have received, on each of the date hereof and the Closing Date, and as of the applicable Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Auerr, Zajac & Associates, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) The Underwriters shall have received on the date hereof a certificate of the Chief Financial Officer of the Company, in the form and substance satisfactory to the Representatives, with respect to certain information contained in the Time of Sale Prospectus and the Prospectus.

(m) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, [            ] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers

(whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) If any Seller is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

8. Covenants of the Sellers. Each Seller, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Seller, severally and not jointly, covenants with each Underwriter to deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and one counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration

Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, if any, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates, if any, representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show (the remaining half of the cost to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program (provided that the aggregate amount payable by the Company pursuant to subsections (iii), (iv) and (x) shall not exceed $50,000) and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The Company agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) Each Selling Stockholder agrees, severally and not jointly to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Selling Stockholder Information and provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall be limited to the aggregate Public Offering Price, less underwriting discounts and commissions, of Shares sold by such Selling Stockholder hereunder. The Selling Stockholders agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all

Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute an amount in excess of the amount by which the aggregate Public Offering Price, less underwriting discounts and commissions, of Shares sold by such Selling Stockholder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of an Underwriter within the meaning of Rule 405 of the Securities Act (“Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Underwriter Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Underwriter Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Underwriter Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Underwriter Entity, shall retain counsel reasonably satisfactory to the Underwriter Entity to represent the Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter Entity unless (i) the Company shall have agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriter Entities. Any such separate firm for the Underwriter Entities shall be designated in writing by the Representatives. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Representatives, effect any settlement of any pending or threatened proceeding in respect of which any Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Underwriter Entity, unless such settlement (i) includes an unconditional release of the Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Company.

(c) To the extent the indemnification provided for in Section 12(a) is unavailable to an Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Underwriter Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

13. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement (other than for failure or non-performance by a Seller resulting from circumstances not specifically related to the Sellers due to the events described in sub-clauses (i), (iii), (iv) or (v) of Section 13), any such Seller will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s-length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department with a copy to O’Melveny & Myers LLP, 2 Embarcadero Center, 28th Floor, San Francisco, California 94111, Attention: Kurt J. Berney, Esq. and Eric Sibbitt, Esq.; if to the Company shall be delivered, mailed or sent to LendingClub Corporation, 71 Stevenson St., Suite 300, San Francisco, California 94105, Attention: Renaud Laplanche with a copy to Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041, Attention: Jeffrey R. Vetter, Esq.; and if to the Selling Stockholders shall be delivered, mailed or sent to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, Attention: Thomas Beaudoin, Esq. and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Boulevard, Redwood City, CA 94063, Attention: Richard C. Blake, Esq.

[Signature Pages Follow]

Very truly yours,

LENDINGCLUB CORPORATION

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The Selling Stockholders named in Schedule I hereto, acting severally

By:
Name:	Renaud Laplanche
Title:	Chief Executive Officer

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule I hereto.

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof Morgan Stanley & Co. LLC Goldman, Sachs & Co.

Acting severally on behalf of themselves and as Representatives of the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Goldman, Sachs & Co.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Stockholder	Number of Firm Shares To Be Sold
Canaan VII L.P.
KPCB Holdings, Inc., as nominee
Union Square Ventures Opportunity Fund, L.P.

Total:

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Allen & Company LLC
Stifel, Nicolaus & Company, Incorporated
BMO Capital Markets Corp.
William Blair & Company, L.L.C.
Wells Fargo Securities, LLC

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [—], 2014

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[Attached.]

A-1

LOCK-UP LETTER

             , 2014

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

as Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman, Sachs & Co. (together with Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with LendingClub Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.01 per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in the Public Offering (other than issuer-directed Shares acquired by a director or officer of the Company in or in connection with the Public Offering) or acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or gifts, (ii) by will or intestacy, (iii) to the spouse, domestic partner, parent, child or grandchild (each, an “immediate family member”) of the undersigned or to a trust formed for the benefit of one or more immediate family members, or (iv) if the undersigned is a trust, to a trustee or beneficiary of the trust, provided that in the case of any transfer pursuant to this clause, each transferee, donee, distributee shall execute and deliver to Morgan Stanley a lock-up letter substantially in the form of this Letter Agreement, and provided, further, that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period other than any required Form 5 Annual Statement of Changes in Beneficial Ownership of Securities;

(c) transfers or distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by a (i) stockholder that is a corporation, partnership or other business entity, either (A) to another corporation, partnership or other business entity that controls, is controlled by or managed by or is under common control with such stockholder or (B) as part of a distribution to an equity holder of such stockholder or to the estate of any such equity holder, or (ii) stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; provided that in each case (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this Letter Agreement and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period;

(d) the exercise of options granted under a stock incentive plan described in the Prospectus, provided that the underlying shares of Common Stock continue to be subject to the restrictions set forth in this Letter Agreement;

(e) the exercise of warrants outstanding and which are described in the Prospectus related to the Public Offering, provided that the shares of Common Stock delivered upon such exercise are subject to the restrictions set forth in this Letter Agreement and that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period;

(f) transfers of shares of Common Stock to the Company or any other securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities that would otherwise expire during the Restricted Period, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that the underlying shares of Common Stock continue to be subject to the restrictions set forth in this Letter Agreement and that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (f);

(g) the exercise or surrender of options to purchase Common Stock granted under a stock incentive plan described in the Prospectus in connection with a rescission offer conducted by the Company or the sale, surrender or other transfer of Common Stock issued or issuable upon exercise of options granted under a stock incentive plan described in the Prospectus to the Company in connection with a rescission offer by the Company;

(h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period, and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(i) the conversion of the outstanding preferred stock of the Company into shares of Common Stock, provided that such shares of Common Stock remain subject to the terms of this Letter Agreement;

(j) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company, pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares, provided that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (j);

(k) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law, pursuant to a qualified domestic order or in connection with a divorce settlement; provided that (i) with respect to any such transfer, each transferee shall execute and deliver to the Representatives a lock-up letter substantially in the form of this Letter Agreement and (ii) to the extent a public announcement or filing under the Exchange Act regarding the transfer is required of or is voluntarily made by or on behalf of the undersigned or the Company, such announcement or filing shall include a statement to the effect that the transfer was made by operation of law and, if applicable, pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable; or

(l) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company after the completion of the

Public Offering and that has been approved by the board of directors of the Company, provided that if the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement.

For the purposes of clause (l), a “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Public Offering), of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in or in connection with the Public Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this Letter Agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this Letter Agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises Morgan Stanley, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date the Underwriting Agreement is terminated (without regard to any provisions thereof that survive termination) if prior to the closing of the Public Offering or (c) January 31, 2015 if the Public Offering of the Shares has not been completed by such date. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

(Name)

(Address)

[Signature Page to Lock-up Agreement]

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by LendingClub Corporation (the “Company”) of [—] shares of common stock, $0.01 par value (the “Common Stock”), of the Company and the lock-up letter dated [—], 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [—], 2014, with respect to [—] shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [—] 2014; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

B-1

Very truly yours,

Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

cc: Company

B-2

FORM OF PRESS RELEASE

LendingClub Corporation

[Date]

LendingClub Corporation (the “Company”) announced today that Morgan Stanley & Co. LLC, a lead book-running manager in the Company’s recent public sale of [—] shares of common stock is [waiving][releasing] a lock-up restriction with respect to [—] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-3